Exhibit 4.2
     FIRST SUPPLEMENTAL INDENTURE, dated as of February 2, 1994, by and among PROPERTY TRUST OF AMERICA, a real estate investment trust organized under the laws of the State of Maryland having its principal office at 1790 Commerce Park Drive, El Paso, Texas 79912 (hereinafter sometimes called the “Company”), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a banking corporation organized under the laws of the State of New York having its principal corporate trust office at 60 Wall Street, New York, New York 10260, as Trustee under the Indenture (as hereinafter defined) (the “Resigning Trustee”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having its principal corporate trust office at 225 Franklin Street, Boston, Massachusetts 02110, as successor Trustee under the Indenture (the “Successor Trustee”).
RECITALS OF THE COMPANY
     The Company and the Resigning Trustee have heretofore entered into an Indenture dated as of February 1, 1994 (hereinafter called the “Indenture”) between the Company and the Resigning Trustee, providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the “Securities”).
     No Securities have been issued under the Indenture.
     The Company desires to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under the Indenture.
     In accordance with Sections 901(8) and 901(9) of the Indenture, this First Supplemental Indenture to the Indenture evidences and provides for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and makes other changes to the Indenture which do not adversely affect the interests of the Holders (as defined in the Indenture) of Securities of any series.
     All things necessary to make the Indenture, as hereby modified, a valid agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and of the covenants contained in the Indenture, the Company, the Resigning Trustee and the Successor Trustee covenant and agree, for the equal and proportionate benefit of all Holders of Securities, as follows:
ARTICLE ONE
THE RESIGNING TRUSTEE
     1.01. Pursuant to Section 608 of the Indenture, with respect to all Securities, at the request of the Company, the Resigning Trustee hereby resigns as Trustee under the Indenture, and hereby gives written notice thereof to the Company. The Company hereby accepts the foregoing sentence as such written notice.

     1.02. The Resigning Trustee hereby transfers to the Successor Trustee all the rights, powers, trusts and duties of the Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby transferred to the Successor Trustee. The Company, the Resigning Trustee and the Successor Trustee agree that the Resigning Trustee has never held any property or money under the Indenture.
ARTICLE TWO
THE COMPANY
     2.01. The Secretary of the Company, by attesting to the execution of this First Supplemental Indenture, hereby certifies that annexed hereto as Exhibit A is a copy of the Board Resolution duly adopted by the Board of Trustees and by the Pricing Committee of the Board of Trustees of the Company, and in full force and effect on the date hereof authorizing certain officers of the Company (one of whom executed this First Supplemental Indenture on behalf of the Company) to, among other things: (a) appoint the Successor Trustee as Trustee under the Indenture; and (b) execute and deliver such agreements and other instruments (including this First Supplemental Indenture) as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture.
     2.02. The Company hereby appoints the Successor Trustee as successor Trustee under the Indenture with respect to all Securities and confirms to the Successor Trustee all the rights, powers, trusts and duties of the Resigning Trustee.
ARTICLE THREE
THE SUCCESSOR TRUSTEE
     3.01. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under the provisions of Section 607 of the Indenture and of the Trust Indenture Act of 1939, as amended, to become Trustee under the Indenture with respect to all Securities.
     3.02. The Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture with respect to all Securities and is hereby vested with all the rights, powers, trusts and duties of the Resigning Trustee under the Indenture. The Resigning Trustee and the Company agree with the Successor Trustee that the foregoing sentence is an instrument acknowledging such acceptance effective under Section 609(a) of the Indenture upon execution, acknowledgment and delivery hereof by the Successor Trustee.
ARTICLE FOUR
AMENDMENT OF THE INDENTURE
     4.01. Section 101 of the Indenture is hereby amended by deleting the definition therein of “Corporate Trust Office” and inserting in lieu thereof the following:

     “‘Corporate Trust Office’ means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 225 Franklin Street, Boston, Massachusetts 02110.”
     4.02. Section 202 of the Indenture is hereby amended by deleting the form of Certificate of Authentication of the Trustee set forth therein and inserting in lieu thereof the following:
     “This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee
By
Authorized Officer”

     4.03. Section 611 of the Indenture is hereby amended by deleting the alternate form of Certificate of Authentication which appears as part of the sixth paragraph thereof and inserting in lieu thereof the following:
     “This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee
By		,
As Authenticating Agent

By
Authorized Officer”

ARTICLE FIVE
MISCELLANEOUS PROVISIONS
     5.01. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.
     5.02. This First Supplemental Indenture and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.
     5.03. Notwithstanding the resignation of the Resigning Trustee, the Company shall remain obligated under Section 606 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture.
     5.04. Unless otherwise specified with respect to any Securities pursuant to Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the city of Boston, Massachusetts and appoints the Successor Trustee as Trustee under the Indenture at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.
     5.05. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     5.06. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     5.07. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     5.08. Neither the Resigning Trustee nor the Successor Trustee shall have any responsibility for the Recitals of the Company hereto, which Recitals are made by the Company alone, or for the validity or sufficiency of this First Supplement Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

PROPERTY TRUST OF AMERICA
By:
C. Ronald Blankenship
Chairman and Principal Executive Officer
[SEAL]
Attest:

By:
Paul E. Szurek
Secretary

STATE STREET BANK AND TRUST COMPANY
By:
Philip M. Crimmins
Vice President
[SEAL]
Attest:

By:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK
By:
Ward Spooner
Vice President
[SEAL]
Attest:

By:
Cheryl Petti
Assistant Secretary

ACKNOWLEDGMENT
STATE OF NEW MEXICO    )
                                                          )    SS.
COUNTY OF SANTA FE       )
          On the 2nd day of February, 1994, before me personally appeared C. Ronald Blankenship, known to me or proved to me on the basis of satisfactory evidence to be the Chairman and Principal Executive Officer of Property Trust of America, the real estate investment trust that executed the foregoing instrument, who, being duly sworn, acknowledged that he resides at 720 Camino Cabra, Santa Fe, New Mexico 87501; that he knows the seal of said real estate investment trust; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Trustees of said real estate investment trust; and that he signed his name thereto by like authority.

Notary Public
My commission expires:
CORPORATE ACKNOWLEDGMENT
STATE OF MASSACHUSETTS   )
                                                                )    SS.
COUNTY OF SUFFOLK      )
     On the 2nd day of February, 1994, before me personally appeared Philip M. Crimmins, known to me or proved to me on the basis of satisfactory evidence to be a Vice President of State Street Bank and Trust Company, the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he resides at                                                                                                                          ; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Notary Public
My commission expires:

CORPORATE ACKNOWLEDGMENT
STATE OF NEW YORK         )
                                                            )    SS.
COUNTY OF NEW YORK     )
          On the 2nd day of February, 1994, before me personally appeared Ward Spooner, known to me or proved to me on the basis of satisfactory evidence to be a Vice President of Morgan Guaranty Trust Company of New York, the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that he resides at                                                                                                                          ; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Notary Public
My commission expires:
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